Exhibit 8.1

May 2, 2023

The Beneficient Company Group, L.P.

325 N. Saint Paul Street, Suite 4850

Dallas, TX 75201

Ladies and Gentlemen:

We are United States tax counsel to the Beneficient Company Group, L.P., a Delaware partnership (“Beneficient”), in connection with the preparation of the registration statement on Form S-4 (as amended, and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-268741) originally filed with the Securities and Exchange Commission (the “Commission”) on January 23, 2023, under the Securities Act of 1933, as amended (the “Securities Act”), by Beneficient.

The Registration Statement is being filed in connection with the transactions contemplated by the Business Combination Agreement, dated as of September 21, 2022 (the “BCA”), by and among Beneficient, Avalon Acquisition Inc., a Delaware corporation (“Avalon”), Beneficient Merger Sub I, Inc., a Delaware corporation and subsidiary of Beneficient (“Merger Sub I”), and Beneficient Merger Sub II, a Delaware limited liability company and subsidiary of Beneficient (“Merger Sub II”) (such transactions, the “Business Combination”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

In rendering this opinion, we have assumed (with your permission and without any independent investigation or review thereof) that:

a.

All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination;

b.

All factual representations, warranties, and statements made or agreed to by the parties to the Business Combination Agreement and the other agreements referred to in each of the foregoing (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), and in the representation letter provided to us by each of Beneficient, Avalon, Merger Sub I, and Merger Sub II, are true, correct, and complete as of the date hereof and will remain true, correct, and complete through the consummation of the Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

c. The descriptions of Beneficient and Avalon in the Registration Statement, the registration statement filed in connection with Beneficient’s initial public offering, and each of Beneficient’s and Avalon’s other public filings are true, accurate, and complete;

d. The description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate and complete, the Business Combination will be consummated in accordance with such description and with the Business Combination Agreement, and the other Agreements, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Business Combination Agreement and the other Agreements; and

e. The Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified.

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Subject to the assumptions, qualifications and limitations set forth herein and in the Registration Statement, we are of the opinion that (i) the Mergers, taken together, should constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the Conversion should qualify as a tax-deferred transaction under Section 351 of the Code.

This opinion is based on current provisions of the Code, the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service (the “IRS”), in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions other than the Conversion and the Mergers, or any matter other than those specifically covered by this opinion.

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This opinion is furnished to you solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name and this opinion in the Registration Statement, as well as to the discussion of this opinion in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP